Michael J. Woodall
Chief of Operations	One Post Office Square
Putnam Investor	Boston, MA 02109
Services

July 2018

Dear Putnam Shareholder:

We urgently need your vote.

We recently mailed you proxy materials seeking your vote on a proposal related to your investment in Putnam Mortgage Securities Fund. Our records show that we have not yet received your vote. This proposal will allow your fund greater flexibility to execute its investment strategy. Please vote as soon as you can.

Your proxy card provides specific instructions on how to vote.

If you have any questions about the proposal, please call 1-866-963-5821.

Thank you for your assistance in this matter. Your prompt vote will reduce the need for additional mailings and save on costs.

Sincerely,

312455 7/18